EXHIBIT 3.8

           Second Amendment to CPI Corp. Employees
           Profit Sharing Plan and Trust (As Amended and Restated Effective January 1, 1998)

     (This exhibit has been filed with the Securities and Exchange Commission and is retained at the office of the Company.)


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